Exhibit 99.1

DeVry Inc. Announces Fall 2008 Enrollment at DeVry University

Strong Enrollment Growth Trend Continues

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--December 4, 2008--DeVry Inc. (NYSE: DV), a global provider of educational services, reported today its fall 2008 enrollment at DeVry University.

New undergraduate student enrollment for fall 2008 increased 19.7 percent to 15,811 students compared with 13,204 in the previous year. Total undergraduate student enrollment increased 16.9 percent to 52,146 students versus 44,594 in fall 2007.

Graduate coursetakers enrolled in master’s degree programs at DeVry University and its Keller Graduate School of Management increased 13.7 percent in November 2008 to 17,803, compared to 15,657 for the same period in 2007.

The total number of online undergraduate and graduate coursetakers in the November 2008 session increased 25.5 percent to 51,628 versus 41,128 in the same session a year ago.

“We delivered outstanding enrollment results at DeVry University in a challenging economic environment, driven by our focus on academic quality,” said Daniel Hamburger, president and chief executive officer of DeVry Inc. “At the same time, economic conditions and the continued mix shift toward online enrollments contributed to a decline in average course load per student. We plan to continue to make investments to support DeVry University’s strategy of improving student retention through academic quality and customer service, increasing real estate utilization and enhancing marketing and recruiting.”

Chart 1: DeVry Inc. CY2009 Scheduled Announcements

January 27, 2009	Fiscal 2009 second quarter earnings results

April 23, 2009	Fiscal 2009 third quarter earnings and most recent enrollment results:
DeVry University (Undergraduate and Graduate) Keller Graduate School of Management Ross University Chamberlain College of Nursing Apollo College and Western Career College

August 13, 2009	Fiscal 2009 full-year earnings and most recent enrollment results:
DeVry University (Undergraduate and Graduate) Keller Graduate School of Management Ross University Chamberlain College of Nursing Apollo College and Western Career College

October 27, 2009	Fiscal 2010 first quarter earnings and most recent enrollment results:
Keller Graduate School of Management Ross University Chamberlain College of Nursing Apollo College and Western Career College

December 3, 2009	Most recent enrollment results:
DeVry University (Undergraduate and Graduate) Keller Graduate School of Management

Chart 2: DeVry University Fall 2008 Enrollment Results

	Fall 2008	Fall 2007	Change

New undergraduate students[1]	15,811	13,204	+19.7%
Total undergraduate students[1]	52,146	44,594	+16.9%

	November 2008	November 2007	Change

Graduate coursetakers [2,3]	17,803	15,657	+13.7%
Online coursetakers [2,4]	51,628	41,128	+25.5%

1 Includes both onsite and online students

2 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

3 Includes Keller Graduate School of Management and other master’s programs offered at DeVry University

4 Includes all degree levels

About DeVry Inc.

DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing, U.S. Education and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. U.S. Education's programs, offered through Apollo College and Western Career College, prepare students for careers in healthcare through certificate and associate degree programs. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2008 and filed with the Securities and Exchange Commission on August 27, 2008.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717